PINNACLE ENERGY

June 9, 2016

Petro River Oil Corp & Bandolier Energy, LLC
55 Fifth Avenue, Suite 1702
New York, NY 10003
ATTN: Gaurav Malhotra

RE: Reserve & Economic Evaluation
Pearsonia West
As of May 1, 2016

Executive Summary

Pinnacle Energy Services, LLC ("Pinnacle") has performed a reserve and economic evaluation on certain oil and gas assets of Petro River Oil Corp ("Petro River") and Bandolier Energy, LLC ("Bandolier") as of May 1, 2016. Well names, owned and projected interests, and other well information are provided on the attached Exhibit A. All properties are located in Osage County, Oklahoma and are referred to as Pearsonia West. Information used in the evaluation was provided by Petro River and Bandolier, and supplemented by data gathered from public sources. Summary results of this analysis are located below and details are presented in accompanying exhibits.

This evaluation was performed using SEC reserve standards and SEC pricing as of May 1, 2016. The report includes six (6) Proved Non-Producing (PNP) wells, five (5) Proved Behind-Pipe (PBP) cases, and eight (8) Proved Shut-In (PSI) wells.

As presented in the accompanying summary projections, the net reserves and future net cash flows as of May 1, 2016 are as follows (Volumes in MBBLs and MMcf, Values in M$):

Reserve Class	Number of Properties	Net Reserves Oil MBBL	Net Reserves Gas MMCF	Net Capital M$	Net Cashflow M$	NPV Disc @ 10% M$
PDP	0	0	0	$0	$0	$0
PBP	5	195	331	$820	$2,842	$2,072
PNP	6	11	0	$0	$76	$67
PSI	8	0	0	$0	$0	$0
Total Proved	**19**	**206**	**331**	**$820**	**$2,918**	**$2,139**

Pricing

Per SEC rules as of January 1, 2010, the SEC pricing is calculated by averaging the first-of-the-month oil and gas price for the calendar year being evaluated. For the year ending April 30, 2016, the average oil and gas NYMEX prices are $45.16/BBL for oil (WTI) and $2.339/MMBTU for natural gas (Henry Hub). Both prices were held constant.

Based on an evaluation of actual oil prices received by Petro River, differentials to NYMEX prices were applied. The calculated oil price differential was -$0.88/BBL. The calculated gas price differential was -41%.

Only 1 well, the Arsaga 3H-25, has sold gas. It was assumed that a gas gathering system would be installed prior to any additional well work so the PBP cases were credited with gas revenues.

Interests

Interest information was provided by Petro River for each property. These interests are shown in the attached Exhibit A.

Taxes

As provided by statute, the Oklahoma state severance tax for all horizontal wells spud before 7-1-2015 is 1.095% for the first 48 months of production, and 7.095% thereafter. For wells spud after 7-1-2015 the tax rate is 2.095% for the first 36 months, and 7.095% thereafter.

Expenses and Capital Expenditures

Gross monthly operating expenses for each producing well were calculated from lease operating statements provided by Petro River.

Capital expenditures for the Proved Non-Producing cases were estimated based on the work required – drilling out plugs or completing additional lateral intervals – and ranged from 100 M$ to 420 M$.

Property Descriptions and Reserve Estimates

Six (6) wells that were previously classified as Proved Developed Producing (PDP) were shut in during the second quarter of 2015 and are now classified as Proved Non-Producing (PNP). Remaining reserves for these wells were determined by decline curve analysis, assuming that they would be returned to production January 1, 2017 and that they would resume their established production trends. Production plots for each well showing historical production and forecasts are included in the attachments. Only one (1) well is economic at SEC pricing.

Five (5) wells have either zones that have been proven productive that are currently below bridge plugs, or sections of uncompleted lateral. These wells were classified as Proved Behind-Pipe (PBP). Reserves for the zones below plugs were determined by the performance history of the zone before it was isolated beneath the plug. Reserves for the uncompleted laterals were based on the length to be completed as compared to the lateral length currently producing.

Eight (8) additional wells that were previously shut-in are classified as Proved Shut-In (PSI).

Two (2) undeveloped locations are uneconomic at SEC pricing.

Reserves

Remaining recoverable reserves are those quantities of petroleum that are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty depending primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty is conveyed by classifying reserves as Proved (highly certain) or Non-Proved (less certain). The estimated reserves and revenues shown in this report were determined for Proved Developed Producing (PDP), Proved Non-Producing (PNP), and Proven Undeveloped (PUD) reserve categories, as well as Probable (Prob) and Possible (Poss) Non-Proven reserve categories.

By definition, PDP generally refers to existing producing properties, while PNP refers to the additional reserves from behind pipe (BP) intervals, activities to increase production or reserves from existing completions, or wells which have been tested and are awaiting sales. PUD refers to development drilling locations with definable reserves using offset well and reservoir parameters. For PNP and PUD, the activity or targeted zones must known to produce commercial hydrocarbons in quantifiable volumes and rates and reserves can be reasonably accurately estimated based on analogies and available geological and engineering information.

Non-Proven Probable and Possible reserves appear to have engineering and geologic merit and have been determined to have over 50% (Probable) or less than 50% (Possible) likelihood to be commercially productive, but lack some aspect by definition to be considered proven, such as proximity to commercial production, production methods not proven for a certain geological or production application, or other geological or engineering deficiency.

Accuracy of production forecasts generally depends on the amount of historical data production and pressure available and the majority the producing wells reviewed in this evaluation had sufficient historical data to forecast future production with confidence. Those with limited production or pressure data history were forecasted by reviewing analogy well and test data and applying this knowledge to the available well information.

Future Cashflow

Future cash flow being reported is after deducting state production taxes and ad valorem taxes, but prior to deducting federal income taxes. The future net cash flow has been discounted at an annual rate of 10 percent to determine its present worth. The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

General

The reserves and values included in this report are estimates only and should not be construed as being exact quantities. The reserve estimates were arrived at by using accepted engineering

practices and were primarily based on historical rate decline analysis for existing producers. As additional pressure and production performance data becomes available, reserve estimates may increase or decrease in the future. The revenue from such reserves and the actual costs related may be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the prices actually received for the reserves included in this report and the costs incurred in recovering such reserves may vary from the price and cost assumptions referenced. Therefore, in all cases, estimates of reserves may increase or decrease as a result of future operations.

In evaluating the information available for this analysis, items excluded from consideration were all matters as to which legal or accounting, rather than engineering interpretation, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and such conclusions necessarily represent only informed professional judgments. The titles to the properties have not been examined nor has the actual degree or type of interest owned been independently confirmed. A field inspection of the properties is not usually considered necessary for the purpose of this report.

Information included in this report includes the graphical decline curves for individual wells, projected production and cash flow economic results, one-line economic result summaries for each well, and miscellaneous individual well information. Additional information reviewed will be retained and is available for review at any time. Pinnacle Energy Services, L.L.C. can take no responsibility for the accuracy of the data used in the analysis, whether gathered from public sources or otherwise.

Pinnacle Energy Services, LLC

Richard J. Morrow

Richard J. Morrow, P.E.
Petroleum Engineer

Exhibit A

PETRO RIVER OIL CORP & BANDOLIER ENERGY LLC					
Exhibit A as of 5-1-2016					
Case Name	**Reserve Class & Category**	**Working Interest**	**Revenue Interest**	**County**	**State**
Proved Non-Producing {Count=6}					
Arsaga 3H-25	Proved Producing	1.00000000	0.78000000	OSAGE	OK
Bird Creek 1A-15H	Proved Producing	1.00000000	0.78000000	OSAGE	OK
Hunka 1A-16H	Proved Producing	1.00000000	0.78000000	OSAGE	OK
Shaw 1A-8H	Proved Producing	1.00000000	0.78000000	OSAGE	OK
Shaw 4A-8H	Proved Producing	1.00000000	0.78000000	OSAGE	OK
To-Op-Pe 1A-4H	Proved Producing	1.00000000	0.78000000	OSAGE	OK
Proved Behind-Pipe {Count=5}					
Bird Creek 1A-15H (P2)	Proved Non-Producing	1.00000000	0.78000000	OSAGE	OK
Hunka 1A-16H (P2)	Proved Non-Producing	1.00000000	0.78000000	OSAGE	OK
Shaw 1A-8H (P2)	Proved Non-Producing	1.00000000	0.78000000	OSAGE	OK
Shaw 4A-8H (P2)	Proved Non-Producing	1.00000000	0.78000000	OSAGE	OK
To-Op-Pe 1A-4H (P2)	Proved Non-Producing	1.00000000	0.78000000	OSAGE	OK
Proved Shut-In {Count=8}					
Bird Creek 5A-15H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
Bird Creek 6A-15H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
Hickory Creek 1A-22H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
Hickory Creek 4A-22H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
Hunka 3A-16H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
NW Strohm 1A-29H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
NW Strohm 4A-29H	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK
Wha-Zha-Zhi 1 Deep	Proved Shut-In	1.00000000	0.78000000	OSAGE	OK

Detailed Economics
By Reserve Class
& Category

Date : 06/06/2016 3:27:37PM
Partner : PetroRiver Oil

ECONOMIC SUMMARY PROJECTION

Total

Pearsonia West
Custom Selection
Discount Rate : 10.00
As of : 05/01/2016

Est. Cum Oil (Mbbl) : **308.97**
Est. Cum Gas (MMcf) : **861.80**
Est. Cum Water (Mbbl) : **51,950.57**

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2017	79.96	123.69	62.37	96.48	44.28	1.38	2,894.94	0.00	899.11	205.40	820.00	970.43	845.58
2018	44.19	64.89	34.47	50.61	44.28	1.38	1,595.99	0.00	822.48	113.24	0.00	660.27	1,385.49
2019	28.83	47.08	22.48	36.72	44.28	1.38	1,046.27	0.00	602.19	74.23	0.00	369.85	1,659.97
2020	22.48	38.22	17.54	29.81	44.28	1.38	817.62	0.00	516.96	58.01	0.00	242.65	1,823.58
2021	19.13	32.52	14.92	25.36	44.28	1.38	695.67	0.00	482.02	49.36	0.00	164.29	1,924.24
2022	15.28	25.98	11.92	20.26	44.28	1.38	555.78	0.00	402.97	39.43	0.00	113.37	1,987.38
2023	9.10	15.46	7.10	12.06	44.28	1.38	330.84	0.00	224.45	23.47	0.00	82.92	2,029.33
2024	7.40	12.58	5.77	9.81	44.28	1.38	269.17	0.00	184.29	19.10	0.00	65.78	2,059.59
2025	4.71	8.01	3.67	6.24	44.28	1.38	171.27	0.00	111.22	12.15	0.00	47.90	2,079.62
2026	4.07	6.93	3.18	5.40	44.28	1.38	148.18	0.00	97.73	10.51	0.00	39.93	2,094.78
2027	3.81	6.48	2.97	5.06	44.28	1.38	138.64	0.00	94.68	9.84	0.00	34.12	2,106.57
2028	3.60	6.12	2.81	4.77	44.28	1.38	130.86	0.00	92.18	9.28	0.00	29.40	2,115.79
2029	3.39	5.77	2.65	4.50	44.28	1.38	123.46	0.00	89.85	8.76	0.00	24.84	2,122.88
2030	3.22	5.48	2.51	4.27	44.28	1.38	117.22	0.00	87.91	8.32	0.00	20.99	2,128.33
Rem.	15.17	25.79	11.83	20.11	44.28	1.38	551.63	0.00	460.92	39.14	0.00	51.58	10.78
Total **20.2**	**264.35**	**424.99**	**206.19**	**331.49**	**44.28**	**1.38**	**9,587.53**	**0.00**	**5,168.97**	**680.24**	**820.00**	**2,918.32**	**2,139.10**
Ult.	**573.32**	**1,286.78**											

Eco. Indicators

Return on Investment (disc) :	3.782
Return on Investment (undisc) :	4.559
Years to Payout :	0.99
Internal Rate of Return (%) :	958.53

Present Worth Profile (M$)

PW	**5.00% :**	**2,468.11**	**PW**	**20.00% :**	**1,686.05**
PW	**8.00% :**	**2,259.60**	**PW**	**30.00% :**	**1,385.17**
PW	**10.00% :**	**2,139.10**	**PW**	**40.00% :**	**1,169.07**
PW	**12.00% :**	**2,030.66**	**PW**	**50.00% :**	**1,005.81**
PW	**15.00% :**	**1,886.74**	**PW**	**60.00% :**	**878.01**

Date : 06/06/2016 3:27:37PM
Partner : PetroRiver Oil

ECONOMIC SUMMARY PROJECTION

Pearsonia West
Custom Selection
Discount Rate : 10.00
As of : 05/01/2016

Proved Behind Pipe Rsv Class & Category

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2017	72.76	123.69	56.75	96.48	44.28	1.38	2,646.21	0.00	724.61	187.75	820.00	913.85	794.65
2018	38.17	64.89	29.77	50.61	44.28	1.38	1,388.13	0.00	647.98	98.49	0.00	641.66	1,319.26
2019	27.69	47.08	21.60	36.72	44.28	1.38	1,007.19	0.00	566.77	71.46	0.00	368.96	1,593.06
2020	22.48	38.22	17.54	29.81	44.28	1.38	817.62	0.00	516.96	58.01	0.00	242.65	1,756.67
2021	19.13	32.52	14.92	25.36	44.28	1.38	695.67	0.00	482.02	49.36	0.00	164.29	1,857.33
2022	15.28	25.98	11.92	20.26	44.28	1.38	555.78	0.00	402.97	39.43	0.00	113.37	1,920.47
2023	9.10	15.46	7.10	12.06	44.28	1.38	330.84	0.00	224.45	23.47	0.00	82.92	1,962.43
2024	7.40	12.58	5.77	9.81	44.28	1.38	269.17	0.00	184.29	19.10	0.00	65.78	1,992.68
2025	4.71	8.01	3.67	6.24	44.28	1.38	171.27	0.00	111.22	12.15	0.00	47.90	2,012.71
2026	4.07	6.93	3.18	5.40	44.28	1.38	148.18	0.00	97.73	10.51	0.00	39.93	2,027.87
2027	3.81	6.48	2.97	5.06	44.28	1.38	138.64	0.00	94.68	9.84	0.00	34.12	2,039.66
2028	3.60	6.12	2.81	4.77	44.28	1.38	130.86	0.00	92.18	9.28	0.00	29.40	2,048.89
2029	3.39	5.77	2.65	4.50	44.28	1.38	123.46	0.00	89.85	8.76	0.00	24.84	2,055.97
2030	3.22	5.48	2.51	4.27	44.28	1.38	117.22	0.00	87.91	8.32	0.00	20.99	2,061.42
Rem.	15.17	25.79	11.83	20.11	44.28	1.38	551.63	0.00	460.92	39.14	0.00	51.58	10.78
Total **20.2**	**249.99**	**424.99**	**195.00**	**331.49**	**44.28**	**1.38**	**9,091.86**	**0.00**	**4,784.54**	**645.07**	**820.00**	**2,842.25**	**2,072.19**
Ult.	**249.99**	**424.99**											

Eco. Indicators

Return on Investment (disc) :	3.695
Return on Investment (undisc) :	4.466
Years to Payout :	1.00
Internal Rate of Return (%) :	861.12

Present Worth Profile (M$)

PW	**5.00% :**	**2,396.90**	**PW**	**20.00% :**	**1,626.42**
PW	**8.00% :**	**2,191.03**	**PW**	**30.00% :**	**1,331.45**
PW	**10.00% :**	**2,072.19**	**PW**	**40.00% :**	**1,120.23**
PW	**12.00% :**	**1,965.33**	**PW**	**50.00% :**	**961.06**
PW	**15.00% :**	**1,823.66**	**PW**	**60.00% :**	**836.74**

Date : 06/06/2016 3:27:37PM
Partner : PetroRiver Oil

ECONOMIC SUMMARY PROJECTION

Proved Non-Producing Rsv Class & Category

Pearsonia West
Custom Selection
Discount Rate : 10.00
As of : 05/01/2016

Est. Cum Oil (Mbbl) : 232.01
Est. Cum Gas (MMcf) : 533.20
Est. Cum Water (Mbbl) : 35,071.47

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2016		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2017		7.20	0.00	5.62	0.00	44.28	0.00	248.73	0.00	174.50	17.65	0.00	56.58	50.93
2018		6.02	0.00	4.69	0.00	44.28	0.00	207.86	0.00	174.50	14.75	0.00	18.61	66.23
2019		1.13	0.00	0.88	0.00	44.28	0.00	39.08	0.00	35.42	2.77	0.00	0.88	66.91
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**2.9**	**14.35**	**0.00**	**11.19**	**0.00**	**44.28**	**0.00**	**495.68**	**0.00**	**384.43**	**35.17**	**0.00**	**76.07**	**66.91**
Ult.		**246.36**	**533.20**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW	**5.00% :**	**71.21**	**PW**	**20.00% :**	**59.63**
PW	**8.00% :**	**68.57**	**PW**	**30.00% :**	**53.72**
PW	**10.00% :**	**66.91**	**PW**	**40.00% :**	**48.84**
PW	**12.00% :**	**65.32**	**PW**	**50.00% :**	**44.75**
PW	**15.00% :**	**63.07**	**PW**	**60.00% :**	**41.28**

Date : 06/06/2016 3:27:37PM
Partner : PetroRiver Oil

ECONOMIC SUMMARY PROJECTION

Pearsonia West
Custom Selection
Discount Rate : 10.00
As of : 05/01/2016

Proved Shut-In Rsv Class & Category

Est. Cum Oil (Mbbl) : 76.96
Est. Cum Gas (MMcf) : 328.59
Est. Cum Water (Mbbl) : 16,879.09

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2016		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**0.0**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**
Ult.		**76.96**	**328.59**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW	5.00% :	0.00	PW	20.00% :	0.00
PW	8.00% :	0.00	PW	30.00% :	0.00
PW	10.00% :	0.00	PW	40.00% :	0.00
PW	12.00% :	0.00	PW	50.00% :	0.00
PW	15.00% :	0.00	PW	60.00% :	0.00

One-Line
Economic Report

6/6/2016 3:26:55PM

Economic One-Liners

Project Name : Pearsonia West

Ownership Group : PetroRiver Oil

As of Date: 5/1/2016

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Grand Total	**Total**	**206.19**	**331.49**	**9,130.07**	**457.46**	**0.00**	**5,849.21**	**820.00**	**2,918.32**	**2,139.10**	**20.21**
Proved Behind Pipe Rsv Class & Category	**Total**	**195.00**	**331.49**	**8,634.39**	**457.46**	**0.00**	**5,429.61**	**820.00**	**2,842.25**	**2,072.19**	**20.21**
Bird Creek 1A-15H (P2)	*P-BP*	14.85	25.25	657.65	34.84	0.00	544.54	100.00	47.94	24.12	6.84
Hunka 1A-16H (P2)	*P-BP*	33.30	56.61	1,474.63	78.13	0.00	903.83	420.00	228.94	163.88	6.89
Shaw 1A-8H (P2)	*P-BP*	17.93	30.48	793.93	42.06	0.00	598.82	100.00	137.17	103.98	6.02
Shaw 4A-8H (P2)	*P-BP*	35.10	59.67	1,554.23	82.35	0.00	878.52	100.00	658.05	520.58	8.80
To-Op-Pe 1A-4H (P2)	*P-BP*	93.81	159.48	4,153.96	220.08	0.00	2,503.89	100.00	1,770.15	1,259.62	20.21
Proved Non-Producing Rsv Class & Category	**Total**	**11.19**	**0.00**	**495.68**	**0.00**	**0.00**	**419.60**	**0.00**	**76.07**	**66.91**	**2.87**
Arsaga 3H-25	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Bird Creek 1A-15H	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Hunka 1A-16H	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Shaw 1A-8H	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Shaw 4A-8H	*P-NP*	11.19	0.00	495.68	0.00	0.00	419.60	0.00	76.07	66.91	2.87
To-Op-Pe 1A-4H	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Proved Shut-In Rsv Class & Category	**Total**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**	**0.00**
Bird Creek 5A-15H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Bird Creek 6A-15H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Hickory Creek 1A-22H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Hickory Creek 4A-22H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Hunka 3A-16H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NW Strohm 1A-29H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NW Strohm 4A-29H	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Wha-Zha-Zhi 1 Deep	*P-SI*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

PNP Decline Curves

Case Name: Arsaga 3H-25
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 7.57 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 7.57 Mbbl

Hist Gas Cum: 330.29 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 330.29 MMcf

Case Name: Bird Creek 1A-15H
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN


Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
100
10
1
100
10
1
No gas sales.
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 52.02 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 52.02 Mbbl

Hist Gas Cum: 23.67 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 23.67 MMcf

Case Name: Hunka 1A-16H
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
No gas sales.
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 20.50 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 20.50 Mbbl

Hist Gas Cum: 32.12 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 32.12 MMcf

Case Name: Shaw 1A-8H
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN


Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
No gas sales.
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 68.91 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 68.91 Mbbl

Hist Gas Cum: 51.70 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 51.70 MMcf

Case Name: Shaw 4A-8H
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN


Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
100
100
10
10
1
1
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 54.83 Mbbl
Oil Rem: 14.35 Mbbl
Oil EUR: 69.18 Mbbl

Hist Gas Cum: 0.36 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.36 MMcf

Case Name: To-Op-Pe 1A-4H
County,State: OSAGE,OK
Reservoir: MISSISSIPPIAN



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
1000
100
10
1
No gas sales.
2012
2013
2014
2015
2016
2017
2018
2019
2020

Hist Oil Cum: 28.18 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 28.18 Mbbl

Hist Gas Cum: 95.08 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 95.08 MMcf